Exhibit 99.2

OCZ Technology Group, Inc. Reports Results for Previously Unreported Quarters for Fiscal 2013

SAN JOSE, Calif., October 7, 2013 (Marketwired) — OCZ Technology Group, Inc. (Nasdaq: OCZ), a leading provider of high-performance solid-state drives (SSDs) for computing devices and systems, reports previously unreported quarters for Fiscal Year 2013, which ended on February 28, 2013. This includes our second, third and fourth fiscal quarters. Our first fiscal quarter is included in the press announcement related to our restatement.

“Throughout our Fiscal Year of 2013, we focused our attention on making changes that would allow us to run a more streamlined and efficient Company,” said Ralph Schmitt, CEO of OCZ Technology. “While our peak revenue was close to $100 million in the third fiscal quarter, our business had negative gross margins due to the mismatch in competitive pricing and our cost structure for the client value product lines.”

“In the fiscal third and fourth quarters, we also made significant adjustments to inventories held both inside the Company and in the channel. We rebalanced the inventory to focus on high growth and more attractive markets including the Enterprise SATA, SAS and PCIe markets. These actions impacted margins as revenues also declined due to rationalizing the product portfolio,” added Schmitt. “All of these operational adjustments are now behind us.”

Fourth Quarter of Fiscal Year 2013, ended February 28, 2013

Revenue for the fourth quarter of 2013 was $69.7 million compared to revenue of $99.2 million for the third quarter of 2013.

GAAP gross margin for the fourth quarter of 2013 was 1.7% compared to a GAAP gross margin loss of (25.4%) for the third quarter of 2013. Non-GAAP gross margin for the fourth quarter of 2013 was 2.4% compared to a non-GAAP gross margin loss of (24.9%) for the third quarter of 2013.

GAAP operating expenses for the fourth quarter of 2013 were $21.4 million, compared to operating expenses of $26.3 million for the third quarter of 2013. Non-GAAP operating expenses for the fourth quarter of 2013 were $19.3 million, compared to non-GAAP operating expenses of $20.6 million for the third quarter of 2013.

GAAP net loss for the fourth quarter of 2013 was $(21.1) million, or a loss of $(0.31) per share on 68.0 million weighted average shares outstanding. This compares with a net loss of $(47.0) million, or a loss of $(0.69) per share on 67.5 million weighted average shares outstanding for the third quarter of 2013. Non-GAAP net loss for the fourth quarter of 2013 was $(18.5) million, or a loss of $(0.27) per share on 68.0 million weighted average shares outstanding compared to a non-GAAP net loss of $(45.7) million, or a loss of $(0.67) per share on 67.5 million weighted average shares outstanding for the third quarter of 2013.

Cash and cash equivalents at the end of fourth quarter of 2013 were $12.2 million compared to $15.5 million at the end of the third quarter of 2013.

4Q13 Highlights:

•	Announced Wayne Eisenberg as Senior Vice President of Global Sales

•	Signed SED International to Distribute Consumer-Based Solid-State Drives in Latin America and the Caribbean

•	Unveiled the PCIe-based Vector SSD Series, driven by its Barefoot 3 controller, that has improved input/output operations per second (IOPS) burst performance and consistently delivers superior ‘real-world’ sustained performance regardless of whether the data streams are in compressed or uncompressed formats

•	Signed Intcomex, Inc. to distribute OCZ’s complete line of consumer-based SSDs in Latin America and the Caribbean

•	Delivered Vertex 3 With 20 Nanometer Flash for Mainstream Computing Applications

•	Unveiled the next-generation ZD-XL SQL Accelerator, a culmination of enterprise hardware and software converging as one tightly integrated and optimized solution. The ZD-XL Accelerator addresses SQL Server database applications to not only ensure that the data for this implementation is right, relevant, and readily available on SSD flash when the SQL Server needs it, but also that the data is accessed with the highest possible I/O performance

Third Quarter of Fiscal Year 2013, ended November 30, 2012

Revenue for the third quarter of 2013 was $99.2 million compared to revenue of $88.6 million for the second quarter of 2013.

GAAP gross margin loss for the third quarter of 2013 was (25.4%) compared to a GAAP gross margin loss of (4.6%) for the second quarter of 2013. Non-GAAP gross margin for the third quarter of 2013 was (24.9%) compared to a non-GAAP gross margin loss of (4.3%) for the second quarter of 2013.

GAAP operating expenses for the third quarter of 2013 were $26.3 million, compared to operating expenses of $26.6 million for the second quarter of 2013. Non-GAAP operating expenses for the third quarter of 2013 were $20.6 million, compared to non-GAAP operating expenses of $23.7 million for the second quarter of 2013.

GAAP net loss for the third quarter of 2013 was $(47.0) million, or a loss of $(0.69) per share on 67.5 million weighted average shares outstanding. This compares with a net loss of $(33.2) million, or a loss of $(0.49) per share on 67.7 million weighted average shares outstanding for the second quarter of 2013. Non-GAAP net loss for the third quarter of 2013 was $(45.7) million, or a loss of $(0.67) per share on 67.7 million weighted average shares outstanding compared to a non-GAAP net loss of $(27.9) million, or a loss of $(0.41) per share on 67.7 million weighted average shares outstanding for the second quarter of 2013.

Cash and cash equivalents at the end of third quarter of 2013 were $15.5 million compared to $32.0 million at the end of the second quarter of 2013.

3Q13 Highlights:

•	Board of Directors Appointed New CEO, Ralph Schmitt

•	Announced steps to make its business more efficient and profitable by streamlining our product offerings, reducing the low-end value product offerings and focus on the mainstream and higher client products as well as the enterprise and OEM solutions, along with a reduction in headcount

•	Launched Vector SSD Series and Proprietary Barefoot 3 Controller

Second Quarter of Fiscal Year 2013, ended August 31, 2012

Revenue for the second quarter of 2013 was $88.6 million compared to revenue of $76.5 million for the first quarter of 2013.

GAAP gross margin loss for the second quarter of 2013 was (4.6%) compared to a GAAP gross margin loss of (11.0%) for the first quarter of 2013. Non-GAAP gross margin for the second quarter of 2013 was (4.3%) compared to a non-GAAP gross margin loss of (10.7%) for the first quarter of 2013.

GAAP operating expenses for the second quarter of 2013 were $26.6 million, compared to operating expenses of $23.0 million for the first quarter of 2013. Non-GAAP operating expenses for the second quarter of 2013 were $23.7 million, compared to non-GAAP operating expenses of $21.1 million for the first quarter of 2013.

GAAP net loss for the second quarter of 2013 was $(33.2) million, or a loss of $(0.49) per share on 67.7 million weighted average shares outstanding. This compares with a net loss of $(24.5) million, or a loss of $(0.36) per share on 67.5 million weighted average shares outstanding for the first quarter of 2013. Non-GAAP net loss for the second quarter of 2013 was $(27.9) million, or a loss of $(0.41) per share on 67.7 million weighted average shares outstanding compared to a non-GAAP net loss of $(29.4) million, or a loss of $(0.44) per share on 67.5 million weighted average shares outstanding for the first quarter of 2013.

Cash and cash equivalents at the end of second quarter of 2013 were $32.0 million compared to $43.0 million at the end of the first quarter of 2013.

Additional Financial Information

To help investors better understand OCZ’s historical revenue trends, including geographic revenue by delivery location and revenue by product groups, additional revenue information is shown in the charts below.

Quarterly net revenue by product groups and major geographic area by delivery location ($000)’s (Unaudited)

	Q4 2013	Q3 2013	Q2 2013	Q1 2013
Product Groups
SSD	$63,683	$92,322	$83,436	$71,602
Power supplies & Other	5,989	6,880	5,162	4,890

Total	$69,672	$99,202	$88,598	$76,492

	Q4 2013	Q3 2013	Q2 2013	Q1 2013
Major Geographic Areas
United States	$27,243	$37,243	$33,034	$26,918
EMEA	27,935	45,553	38,834	33,017
ROW	14,494	16,406	16,730	16,557

Total	$69,672	$99,202	$88,598	$76,492

The chart below is a summary comparison of GAAP to Non-GAAP measures. Please refer to the following sections below on the calculation and explanation of Non-GAAP financial measures (unaudited).

(In thousands, except per share amount)

GAAP Financial Comparison

	Q4 2013	Q3 2013	Q2 2013	Q1 2013
Net revenue	$69,672	$99,202	$88,598	$76,492
Gross margin	1.7%	-25.4%	-4.6%	-11.0%
Net loss	$(21,099)	$(47,024)	$(33,179)	$(24,484)
Loss per share	$(0.31)	$(0.69)	$(0.49)	$(0.36)

Non-GAAP Financial Comparison

	Q4 2013	Q3 2013	Q2 2013	Q1 2013
Net revenue	$69,672	$99,202	$88,598	$76,492
Gross margin	2.4%	-24.9%	-4.3%	-10.7%
Net loss	$(18,526)	$(45,687)	$(27,891)	$(29,405)
Loss per share	$(0.27)	$(0.67)	$(0.41)	$(0.44)

About OCZ Technology Group, Inc.

Founded in 2002, San Jose, CA-based OCZ Technology Group, Inc. (OCZ) is a global leader in the design, manufacturing, and distribution of high-performance solid-state storage solutions and premium computer components. Offering a complete spectrum of solid-state drives (SSDs), OCZ provides SSDs in a variety of form factors and interfaces (i.e. PCIe, SAS and SATA) to address a wide range of client and enterprise applications. Having developed firmware and controller platforms, to virtualization and endurance extending technologies, the company delivers vertically integrated solutions enabling transformational approaches to how digital data is captured, stored, accessed, analyzed and leveraged by customers. More information is available at www.ocz.com.

Forward-Looking Statements

Certain statements in this release relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of OCZ Technology Group, Inc. to be different from those expressed or implied in the forward-looking statements. In this context, words such as “will,” “would,” “expect,” “anticipate,” “should” or other similar words and phrases often identify forward-looking statements made on behalf of OCZ. It is important to note that actual results of OCZ may differ materially from those described or implied in such forward-looking statements based on a number of factors and uncertainties, including, but not limited to OCZ’s ability to continue as a going concern, the risk of litigation or governmental investigations or proceedings relating to OCZ’s historical accounting policies, practices and procedures and other matters; OCZ’s ability to timely file periodic reports in the future, that margins in the second quarter of FY 2014 will likely be lower, market acceptance of OCZ’s products and OCZ’s ability to continually develop enhanced products; adverse changes both in the general macro-economic environment as well as in the industries OCZ serves, including computer manufacturing, traditional and online retailers, information storage, internet search and content providers and computer system integrators; OCZ’s ability to efficiently manage material and inventory; OCZ’s ability to obtain sufficient component parts, including NAND flash, at acceptable prices, and OCZ’s ability to generate cash from operations, secure external funding for its operations, secure appropriate levels of credit and manage its liquidity needs. Other general economic, business and financing conditions and factors are described in more detail in “Item 1A — Risk Factors” in Part I in OCZ’s Annual Report on Form 10-K filed with the SEC on October 7, 2013, and statements made in other subsequent filings. The filing is available both at www.sec.gov as well as via OCZ’s website at www.ocz.com. OCZ does not undertake to update its forward-looking statements.

Calculation of Non-GAAP net loss

Non-GAAP net loss is calculated as net loss excluding non-cash charges related to stock options and warrants, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below.

Non-GAAP Financial Measures

OCZ continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing financial results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, OCZ uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. OCZ’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. OCZ presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate OCZ’s financial results in a manner that focuses on what OCZ believes to be its ongoing business operations.

OCZ’s management believes it is useful for itself and investors to review, as applicable, both GAAP information and the non-GAAP measures in order to assess the performance of OCZ’s business and for planning and forecasting in subsequent periods. Whenever OCZ uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.

OCZ Investor Relations Contact:	Media Contact:

Bonnie Mott	Scott Harlin
Senior Manager of Investor Relations	Director of Marketing Communications - Enterprise
(408) 440-3428	(408) 733-8400
bmott@ocztechnology.com	sharlin@ocztechnology.com

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	February 28, 2013	November 30, 2012	August 31, 2012	May 31, 2012
	Q4 2013	Q3 2013	Q2 2013	Q1 2013
	Unaudited	Unaudited	Unaudited	Unaudited
Net revenue	$69,672	$99,202	$88,598	$76,492
Cost of revenue	68,513	124,406	92,667	84,897

Gross profit (loss)	1,159	(25,204)	(4,069)	(8,405)

Research & development	7,938	8,831	11,489	11,805
Sales & marketing	5,456	7,160	8,373	6,749
General and administrative	7,836	7,456	5,961	4,423
Impairment of goodwill & intangible assets	—	1,411	781	—
Restructuring charges	180	1,475	—	—

Total operating expenses	21,410	26,333	26,604	22,977

Loss from operations	(20,251)	(51,537)	(30,673)	(31,382)

Other income (expense), net	(164)	(127)	(258)	(104)
Interest and financing costs	(871)	(171)	(40)	(56)
Revaluation to fair value of common stock warrants	25	4,899	(2,084)	7,017

Loss before income taxes	(21,261)	(46,936)	(33,055)	(24,525)
(Benefit from) provision for income taxes	(162)	88	124	(41)

Net loss	$(21,099)	$(47,024)	$(33,179)	$(24,484)

Net loss per share:
Basic	$(0.31)	$(0.69)	$(0.49)	$(0.36)

Diluted	$(0.31)	$(0.69)	$(0.49)	$(0.36)

Shares used in net loss per share:
Basic	68,006	67,705	67,679	67,504

Diluted	68,006	67,705	67,679	67,504

OCZ Technology Group, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

		As of
	February 28, 2013	November 30, 2012	August 31, 2012
		Unaudited	Unaudited
ASSETS
Current Assets:
Cash and cash equivalents	$12,224	$15,467	$31,982
Restricted cash	62	62	62
Accounts receivable, net of allowances	12,228	17,218	38,701
Inventories, net	32,753	61,890	143,677
Prepaid expenses and other current assets	7,831	7,462	9,830

Total current assets	65,098	102,099	224,252
Property and equipment, net	7,795	8,402	8,824
Intangible, net	4,892	5,318	7,268
Non-current deferred tax assets	553	84	84
Other assets	492	845	855

Total assets	$78,830	$116,748	$241,283

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Loans payable	$—	$14,827	$20,000
Accounts payable	26,730	30,276	83,517
Accrued and other liabilities	22,172	23,080	40,297

Total current liabilities	48,902	68,183	143,814

Common stock warrant liability	1,160	1,185	6,084
Non-current deferred tax liabilities	209	323	323
Other long-term liabilities	2,254	1,573	1,463

Total liabilities	52,525	71,264	151,684

Stockholders’ equity:
Preferred stock	—	—	—
Common stock	170	169	169
Additional paid-in capital	337,403	335,392	332,567
Accumulated deficit	(310,663)	(289,565)	(242,541)
Accumulated other comprehensive loss	(605)	(512)	(596)

Total stockholders’ equity	26,305	45,484	89,599

Total liabilities and stockholders’ equity	$78,830	$116,748	$241,283

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measures disclosed by the Company have limitations and should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. Please refer to “Explanation of Non-GAAP Financial Measures” in this document for a detailed explanation of the adjustments made to comparable GAAP measures, the ways management uses these non-GAAP measures, and the reasons why management believes these non-GAAP measures provide useful information for investors.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (Unaudited)

(In thousands, except per share data)

	Three Months Ended
	February 28, 2013	November 30, 2012	August 31, 2012	May 31, 2012
	Q4 2013	Q3 2013	Q2 2013	Q1 2013
GAAP GROSS PROFIT (LOSS)	$1,159	$(25,204)	$(4,069)	$(8,405)
GAAP GROSS MARGIN	1.7%	-25.4%	-4.6%	-11.0%

Stock based compensation	250	242	164	109
Amortization of intangible assets	230	230	95	145

NON-GAAP GROSS PROFIT (LOSS)	$1,639	$(24,732)	$(3,810)	$(8,151)

NON-GAAP GROSS MARGIN	2.4%	-24.9%	-4.3%	-10.7%

GAAP OPERATING EXPENSES	$21,410	$26,333	$26,604	$22,977
Stock based compensation	(1,742)	(2,569)	(1,797)	(1,481)
Amortization of intangible assets	(196)	(310)	(366)	(361)
Impairment of goodwill & intangible assets	—	(1,411)	(781)	—
Restructuring charges	(180)	(1,475)	—	—

NON-GAAP OPERATING EXPENSES	$19,292	$20,568	$23,660	$21,135

GAAP NET LOSS	$(21,099)	$(47,024)	$(33,179)	$(24,484)
Adjustments for:
Stock based compensation	1,992	2,811	1,961	1,590
Amortization of intangible assets	426	539	462	506
Impairment of goodwill & intangible assets	—	1,411	781	—
Restructuring charges	180	1,475	—	—
Non-cash charges for revaluation of common stock warrants issued in connection with equity financing	(25)	(4,899)	2,084	(7,017)

NON-GAAP NET LOSS	$(18,526)	$(45,687)	$(27,891)	$(29,405)

GAAP BASIC AND DILUTED NET LOSS PER SHARE	$(0.31)	$(0.69)	$(0.49)	$(0.36)
Adjustments for:
Stock based compensation	0.03	0.04	0.03	0.02
Amortization of intangible assets	0.01	0.01	0.01	0.01
Impairment of goodwill & intangible assets	—	0.02	0.01	—
Restructuring charges	—	0.02	—	—
Non-cash charges for revaluation of common stock warrants issued in connection with equity financing	—	(0.07)	0.03	(0.11)

NON-GAAP NET LOSS PER SHARE	$(0.27)	$(0.67)	$(0.41)	$(0.44)